Harmel S. Rayat
                           216 - 1628 West 1st Avenue
                             Vancouver, BC, V6J 1G1

                                                                 January 4, 2001

Board of Directors
MedCare Technologies, Inc.
Suite 1210 - 1515 West 22nd Avenue
Oak Brook, IL 60523-2045

Attention: Mr. Ray Krauss, President & CEO

Dear Sirs:

MedCare Technologies, Inc. (the "Company") is currently in need of a cash infusion in order to continue its operations. At present, the Company has virtually no operating cash and has considerable outstanding liabilities.

To assist the Company, I am prepared to provide up to USD$150,000, of which USD$10,000 has already been provided by wire transfer.

Of the USD$150,000, USD$111,329 will be allocated to acquire 81.5 shares of Series B Convertible Preferred Stock (par value $0.25) and related warrants. The balance of USD$38,671 will be to acquire 800,000 restricted common shares.

In further consideration of my investment, the Company shall make available 4,000,000 share purchase warrants to acquire common shares at $0.05 for a term of four years. Additionally, the Company shall undertake to register all shares underlying both the Series B Convertible and the four year share purchase warrants.

If  the  foregoing  is  acceptable,  please  forward  81.5  share  of  Series  B
Convertible Preferred Stock registered in the name of Harmel S. Rayat, a subscription agreement to purchase 800,000 common shares, a four year share purchase warrant for 4,000,000 common shares and an undertaking to register all underlying common stock of the Series B Preferred and the four share purchase warrants by no later than the close of business on Monday, January 8th, 2001.

January 4th, 2001
MedCare Technologies, Inc.
Page 2


Upon receipt of the Series B Preferred shares, subscription agreement and four share purchase warrants I will deposit into the Company's Bank of Montreal account USD$140,000. I have attached a copy of a bank draft that has already been prepared.

Please indicate your acceptance by signing below and returning as soon as possible.

Yours very truly,


/s/ Harmel S. Rayat
-------------------
Harmel S. Rayat


Agreed to and accepted this 4th day of January, 2001, for and behalf of MedCare Technologies, Inc.


Ray Krauss





cc: Gary Blume